Exhibit 99.1

TandyBrands Accessories, Inc.	Halliburton Investor Relations
Rod McGeachy	Hala Elsherbini
President and Chief Executive Officer	Sr. Vice President and COO
214-519-5200	972-458-8000
Tandy Brands Reports Fiscal 2011 First Quarter Earnings Results
Dallas, Texas (November 10, 2010) — Tandy Brands Accessories, Inc. (NASDAQ: TBAC) today reported financial results for its first quarter ended September 30, 2010.
Net sales for the first quarter were $29.2 million, a decrease of $8.0 million, compared to $37.2 million reported in the prior year first quarter. First quarter net sales were impacted by reduced belt assortments and curtailed levels of replenishment orders by a significant customer and the timing of certain shipments to other customers being delayed until later in the current fiscal year. Net sales of $2.9 million for the gifts segment decreased $2.5 million over the prior year first quarter due to retailers delaying in-store dates.
“Although the first quarter presented challenges from a top-line perspective, we remain optimistic about our medium-term prospects. Due to a recent arrangement with a significant customer, we expect to regain lost belt market share on an annualized basis. Additionally, our gifts sales are occurring later this year, but we expect strong second quarter selling and fiscal year 2011 gifts net sales to be consistent with fiscal year 2010,” said Rod McGeachy, President and Chief Executive Officer of Tandy Brands.
Primarily as a result of lower net sales, first quarter 2011 adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) declined $2.9 million to an adjusted EBITDA loss of $1.7 million. First quarter 2010 adjusted EBITDA was $1.2 million and excluded charges for restructuring and certain acquisition-related items, including a one-time, bargain purchase gain of $1.4 million associated with the acquisition of certain assets of the Chambers Belt Company in July 2009. For the fiscal 2011 first quarter, the company reported a net loss of $2.7 million, or ($0.39) per diluted share, compared to net income of $1.1 million, or $0.15 per diluted share, in the first quarter 2010.
First quarter 2011 gross margin percentage was 34.9 percent, compared to 38.3 percent in the 2010 first quarter. The decline was attributable to lower sales of previously written-down inventory, higher freight costs and promotional pressures from our retail partners.

Total selling, general and administrative (SG&A) expenses for the first quarter of fiscal 2011 were reduced $1.3 million to $11.9 million, as a result of decreases in facilities expenses, compensation costs, bad debt provisions, royalties and professional services expenses.
Financial Position
The company ended the 2011 first quarter with $31.7 million in working capital, including $19.7 million of receivables, $49.0 million of inventories, and borrowings of $21.6 million. At September 30, 2010, $5.6 million of borrowing capacity was available under the U.S. credit facility.
Inventories increased $12.9 million from September 30, 2009 primarily due to the timing of sales between the current year’s first and second quarters. “Fiscal 2011 shipments are occurring later than in fiscal 2010 based on the desired in-store dates from our retail partners. Our customers are building holiday inventory levels later this year than last year,” said McGeachy.
Outlook
“For fiscal year 2011, we expect net sales to decline by mid-single digits, gross margins to decline slightly, and our SG&A expenses to be between $44 and $46 million,” said McGeachy.
During the quarter, the company entered into a new licensing agreement to sell products under the Wolverine label. “Our new license agreement with Wolverine is proving to be an excellent addition to our brand portfolio, and we continue to pursue similar license agreements to further expand our product offerings,” said McGeachy.
“Furthermore, we continue to seek acquisitions of branded companies in order to achieve our long-term growth objectives,” said McGeachy.
Conference Call
Tandy Brands has scheduled a conference call for 11:00 a.m. Eastern Time (10:00 a.m. Central) on November 11, 2010 to discuss the first quarter 2011 results. To participate in the teleconference, investors should dial 877-317-6789 a few minutes before the start time and reference the Tandy Brands conference call. International callers should dial 1-412-317-6789. The conference call can also be accessed by visiting the investor relations section of the company’s Web site, www.tandybrands.com.
A replay of the call will be available through November 18, 2010 and can be accessed by dialing 877-344-7529 and entering confirmation code 445781. International callers may dial 1-412-317-0088.
About Tandy Brands
Tandy Brands is a leading designer and marketer of branded men’s, women’s and children’s accessories, including belts, gifts, small leather goods, eyewear, neckwear, and sporting goods. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company’s specific market areas, changes in costs of goods and services and economic conditions in general and in the company’s specific market area. Those and other risks are more fully described in the company’s filings with the Securities and Exchange Commission.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended
	September 30
	2010	2009
Net sales	$29,248	$37,193
Cost of goods sold	19,037	22,964

Gross margin	10,211	14,229
Selling, general and administrative expenses	11,865	13,194
Depreciation and amortization	645	677
Acquisition related costs	30	289

Total operating expenses	12,540	14,160

Operating income (loss)	(2,329)	69
Interest expense	(186)	(268)
Other income	43	36
Acquisition bargain purchase gain	—	1,379

Income (loss) before income taxes	(2,472)	1,216
Income taxes	216	113

Net income (loss)	$(2,688)	$1,103

Income (loss) per common share	$(0.39)	$0.16
Income (loss) per common share assuming dilution	$(0.39)	$0.15
Common shares outstanding	6,970	6,930
Common shares outstanding assuming dilution	6,970	7,115

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	September 30	June 30
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$489	$830
Restricted cash	1,358	1,333
Accounts receivable	19,681	18,630
Inventories	48,997	31,371
Other current assets	6,024	8,114

Total current assets	76,549	60,278

Property and equipment, net	7,057	8,658

Other assets:
Intangibles	5,493	5,717
Other assets	774	879

Total other assets	6,267	6,596

	$89,873	$75,532

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$19,734	$13,497
Accrued compensation	1,698	3,202
Accrued expenses	1,797	1,795
Note payable	21,601	9,425

Total current liabilities	44,830	27,919
Other liabilities	3,650	3,793

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	—	—
Common stock, $1.00 par value, 10,000 shares authorized, 6,972 shares and 6,933 shares issued and outstanding, respectively	6,972	6,933
Additional paid-in capital	34,308	34,172
Retained earnings (deficit)	(1,530)	1,158
Other comprehensive income	1,643	1,557

Total stockholders’ equity	41,393	43,820

	$89,873	$75,532

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Non-GAAP Disclosures
(in thousands except per share amounts)
Our adjusted EBITDA, a non-GAAP measurement, is defined as net income (loss) before interest, taxes, depreciation and amortization, and certain acquisition-related items. Adjusted EBITDA is presented because we believe it provides useful information about our business activities and also is frequently used by securities analysts, investors, and other interested parties in evaluating a company’s performance. Not all companies utilize identical calculations; therefore, our presentation of adjusted EBITDA may not be comparable to other identically titled measures of other companies. EBITDA and adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results of operations as reported under U.S. generally accepted accounting principles (“GAAP”). The following table reconciles our GAAP net income (loss) to the adjusted EBITDA disclosures.

	Three Months Ended
	September 30
	2010	2009
Net (loss) income	$(2,688)	$1,103
Income taxes	216	113
Interest expense	186	268
Depreciation and amortization	645	677
Acquisition bargain purchase gain	—	(1,379)
Acquisition related costs	30	289
Other income	(43)	(36)
Restructuring	—	169

Adjusted EBITDA (loss)	$(1,654)	$1,204

We have provided our adjusted net income (loss) disclosure, a non-GAAP measurement, as we believe it is important for our stakeholders to understand the impact of certain items on our statements of operations. The following table reconciles our GAAP net income (loss) to the adjusted net income (loss) disclosure.

	Three Months Ended
	September 30
	2010	2009
Net (loss) income	$(2,688)	$1,103
Acquisition bargain purchase gain	—	(1,379)
Acquisition related costs	30	289
Restructuring	—	169

Adjusted net (loss) income	$(2,658)	$182

Common shares outstanding assuming dilution	6,970	7,115
Adjusted net (loss) income per common share assuming dilution	$(0.38)	$0.03